               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   WARNER-LAMBERT COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                             NOTICE OF ANNUAL
                                             MEETING AND PROXY
                                             STATEMENT
                                             -----------------
                                             1998

                                            [LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS     201 Tabor Road
APRIL 28, 1998                               Morris Plains
                                             New Jersey 07950
----------------------------------------

     The Annual Meeting of Stockholders of Warner-Lambert Company
('Warner-Lambert') will be held at the Parsippany Hilton Hotel, One Hilton Court, Parsippany, New Jersey on Tuesday, April 28, 1998, at 10:30 a.m., Eastern Daylight Saving Time, for the following purposes:

1 to elect a Board of thirteen directors of Warner-Lambert to hold office for the ensuing year;


2 to approve the appointment of independent accountants for 1998;


3 to approve the adoption of an amendment to the Restated Certificate of Incorporation to increase the authorized Common Stock to 1.2 billion shares to effectuate a three-for-one stock split;

4 to consider and vote on one stockholder-proposed resolution described in the Proxy Statement; and

5 to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of Warner-Lambert has fixed the close of business on February 27, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be open to the examination of stockholders at Warner-Lambert Company, 35 Waterview Boulevard, Parsippany, New Jersey during ordinary business hours from April 14, 1998 to the date of the meeting.


     Whether or not you plan to attend the meeting in person, please vote, sign and date the enclosed Proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible in order that you may be represented at the meeting. If you attend the meeting and wish to vote in person, your Proxy will not be used.


     Admittance Cards are required for attendance at the meeting. If you plan to attend the meeting, please mark the box provided on the Proxy, and an Admittance Card will be sent to you. If you do not wish to send the Proxy, you may enclose your own request in the envelope and receive an Admittance Card.

     Warner-Lambert has approximately 40,000 holders of Common Stock, many of whom own less than 100 shares. To ensure proper representation at the meeting, it is important, however small your holdings, that you vote, sign, date and return your Proxy promptly. Prompt return of your Proxy will help to reduce expenses.

By Order of the Board of Directors

Rae G. Paltiel
Secretary
March 6, 1998

                                                                          [Logo]
                                                                             1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS Of     201 Tabor Road
WARNER-LAMBERT COMPANY                                    Morris Plains
                                                          New Jersey 07950
-----------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Warner-Lambert Company ('Warner-Lambert' or the 'Company') of Proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 1998, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy to stockholders will commence on March 6, 1998.

GENERAL
The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the Proxy will vote the same and act in accordance with their judgment. Shares represented by properly executed Proxies received on behalf of Warner-Lambert will be voted at the meeting in the manner specified therein. If no instructions are specified in a signed Proxy returned to Warner-Lambert, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed Proxy, in favor of the appointment of Price Waterhouse LLP as independent accountants for 1998, in favor of the adoption of the proposed amendment to the Restated Certificate of Incorporation to increase the authorized shares of Common Stock and against the stockholder proposal. Any Proxy may be revoked by the person giving it at any time prior to being voted.

     Only holders of Common Stock, $1 par value, whose names appear of record on the books of Warner-Lambert at the close of business on February 27, 1998, are entitled to vote at the meeting. At the close of business on that date there were 272,614,910 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.

     For matters other than the proposed amendment to the Restated Certificate of Incorporation, only those votes cast for or withheld from a nominee for director or those cast for or against the matter to be voted upon are included; and abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the effect of 'No' votes with respect to the proposed amendment to the Restated Certificate of Incorporation.

ELECTION OF DIRECTORS
Pursuant to authority contained in the By-Laws, the Board of Directors has established the number of directors to be elected at the 1998 Annual Meeting of Stockholders at thirteen. Accordingly, a slate of thirteen directors, consisting of the persons named below, is to be elected at the meeting to serve for the ensuing year. Each nominee is a director at the present time. No nominee for director is related to any other nominee or officer of Warner-Lambert or its subsidiaries or other affiliates. All nominees were recommended to the stockholders for election at the Annual Meeting by the Board of Directors at its January meeting, based upon a prior recommendation to the Board by the Nominating and Organization Committee. Each nominee will be elected a director by a majority of the votes cast for such nominee.

[Logo]
  2

                      NOMINEES FOR ELECTION AS DIRECTORS

[PHOTO]               ROBERT N. BURT
                      AGE 60  FIRST ELECTED DIRECTOR: 1995

                      Chairman of the Board and Chief Executive Officer, FMC Corporation (Chemical and machinery manufacturing)

                      Mr. Burt joined FMC Corporation in 1973 as Director of Corporate Planning. He took over FMC's agricultural products in 1976 and was elected Vice President in 1978. He served as General Manager of FMC's Defense Systems Group from 1983 to 1988 when he was named Executive Vice President. He served as President of FMC from 1990 to 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1991. Mr. Burt has served on FMC's Board of Directors since 1989. Mr. Burt received a B.S. degree in chemical engineering from Princeton University and an M.B.A. from Harvard Business School. He is a director of Phelps Dodge Corporation, the Rehabilitation Institute of Chicago and Evanston Hospital. Mr. Burt also serves as a director and member of the Executive Committee of Chemical Manufacturers Association. Mr. Burt is a member of the Business Roundtable's Policy and Planning Committee and the Illinois Business Roundtable. He is also Vice Chairman and Trustee of the Chicago Symphony Orchestra.


[PHOTO]               DONALD C. CLARK
                      AGE 66  FIRST ELECTED DIRECTOR: 1984

                      Retired Chairman of the Board and Chief Executive Officer of Household International, Inc. (Financial services)

                      Mr. Clark joined Household International, Inc. in 1955 and held various executive positions before serving as President from 1977 to 1988, Chief Executive Officer from 1982 to 1994 and Chairman of the Board from 1984 to 1996, when he retired. Mr. Clark received a degree in business administration from Clarkson University and an M.B.A. from Northwestern University. He is a director of Ameritech Corporation, Armstrong World Industries, Inc., PMI Group, Inc., Ripplewood Holdings, L.L.C., ExTerra Credit Recovery, L.L.C., Evanston Hospital Corp. and Scotsman Industries Inc. He also serves as Life Trustee of Northwestern University and as Chairman of the Board of Trustees of Clarkson University.

                                                                          [Logo]
                                                                             3

[PHOTO]               LODEWIJK J. R. DE VINK
                      AGE 53  FIRST ELECTED DIRECTOR: 1991

                      President and Chief Operating Officer of Warner-Lambert

                      Mr. de Vink joined Warner-Lambert in 1988 as Vice President and President, International Operations. In 1990, he was appointed Executive Vice President and President, U.S. Operations, and in 1991, he was elected to his present position as President and Chief Operating Officer. Previously, he was employed by Schering-Plough Corporation in various management and executive positions, advancing to Senior Vice President, Schering International, in 1984 and President, Schering International, in 1986. Mr. de Vink graduated from Nijenrode, The Netherlands School of Business. He holds a B.B.A. from Washburn University and an M.B.A. from American University. Mr. de Vink is a director of Bell Atlantic Corporation, Pharmaceutical Research and Manufacturers of America and the United Negro College Fund. He is also a director of the National Actors' Theater, a Trustee of the National Foundation for Infectious Diseases and a member of the International Advisory Board of Nijenrode University.


[PHOTO]               JOHN A. GEORGES
                      AGE 67  FIRST ELECTED DIRECTOR: 1983

                      Senior Managing Director, Windward Capital Partners (Investment firm); Retired Chairman of the Board and Chief Executive Officer of International Paper (Packaging, paper and forest products)

                      Mr. Georges joined Windward Capital Partners as Senior Managing Director in May, 1996. Previously, Mr. Georges joined International Paper in 1979 as Executive Vice President. He was named Vice Chairman in 1980, President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1984, and Chairman of the Board and Chief Executive Officer in 1985, which position he held until his retirement in 1996. Mr. Georges received a B.S. in chemical engineering from the University of Illinois and holds an M.S. in business administration from Drexel University. Mr. Georges is a director of International Paper, AK Steel Corporation and Ryder System, Inc. He is a Board member and Trustee of the Public Policy Institute of The Business Council of New York State, a graduate member of The Business Council and a member of the Trilateral Commission, Bankers Trust European Advisory Board and the Board of the University of Illinois Foundation.

[Logo]
   4

[PHOTO]               MELVIN R. GOODES
                      AGE 62  FIRST ELECTED DIRECTOR: 1985

                      Chairman of the Board and Chief Executive Officer of Warner-Lambert

                      Mr. Goodes joined Warner-Lambert in 1965 and held various managerial and executive positions, serving as President, Warner-Lambert Mexico from 1970 to 1976, President, Pan-American Zone, from 1976 to 1977, President, Pan-American/Asian Zone, from 1977 to 1979 and President, Consumer Products Division, from 1979 to 1983. Mr. Goodes was elected Vice President in 1977, Senior Vice President in 1980, Executive Vice President and President, U.S. Operations, in 1984 and President and Chief Operating Officer in 1985. In 1991, he was elected to his current position as Chairman of the Board and Chief Executive Officer. Mr. Goodes is a graduate of Queen's University, Kingston, Ontario, Canada, of which he is currently a Trustee, and received an M.B.A. from the University of Chicago. He is a director of Ameritech Corporation, The Chase Manhattan Corporation and Unisys Corporation. He is also a director of the International Executive Service Corps and the New Jersey Performing Arts Center. Mr. Goodes is a member of the Industry Policy Advisory Committee, The Conference Board, the Advisory Board of the American Paralysis Association and the University of Chicago Advisory Council of the Graduate School of Business. He is a director and a member of the Executive Committee of the National Council on Economic Education and a Trustee of the University of Chicago Council of the Division of Biological Sciences.


[PHOTO]               WILLIAM H. GRAY III
                      AGE 56  FIRST ELECTED DIRECTOR: 1991

                      President and Chief Executive Officer of the United Negro College Fund

                      Mr. Gray was appointed President and Chief Executive Officer of the United Negro College Fund in 1991. He has also served as the Senior Minister of the Bright Hope Baptist Church since 1963. From 1968 through 1972, Mr. Gray was a lecturer at Jersey City State College, Rutgers University and Montclair State College. He was an Assistant Professor and a director of St. Peter's College from 1970 to 1974. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray received a B.A. from Franklin and Marshall College, a Master of Theology from Drew Theological Seminary and a Master of Theology from Princeton Theological Seminary. He is a director of Electronic Data Systems Corporation, The Chase Manhattan Corporation, Municipal Bond Investors Assurance Corporation, The Prudential Insurance Company of America, Rockwell International Corp., Union Pacific Corporation and Westinghouse Electric Corporation.

                                                                          [Logo]
                                                                             5

[PHOTO]               WILLIAM R. HOWELL
                      AGE 62  FIRST ELECTED DIRECTOR: 1983

                      Chairman Emeritus, J.C. Penney Company, Inc. (Retailing)

                      Mr. Howell joined J.C. Penney Company, Inc. in 1958. After holding various management positions, he became Western Regional Vice President in 1976 and a Senior Vice President and Director of Merchandising and Marketing in 1979. Mr. Howell served as Executive Vice President from 1981 to 1983 and Chairman of the Board and Chief Executive Officer from 1983 until 1997, when he retired. In January, 1997, Mr. Howell was elected Chairman Emeritus. Mr. Howell holds a degree in business management from the University of Oklahoma. Mr. Howell is a director of Bankers Trust New York Corporation and Bankers Trust Company, Exxon Corporation, Halliburton Company, The Williams Companies, Inc. and Central & South West Corporation. He is currently Chairman of the Southern Methodist University's Board of Trustees and a member of the Business Council.


[PHOTO]               LASALLE D. LEFFALL, JR., M.D.
                      AGE 67  FIRST ELECTED DIRECTOR: 1988

                      Charles R. Drew Professor of Surgery, Howard University College of Medicine; Professorial Lecturer in Surgery, Georgetown University

                      Dr. Leffall has served as Professor of Surgery at Howard University College of Medicine since 1970. In 1992, he was named the Charles R. Drew Professor of Surgery. Dr. Leffall also served as Chairman of the Department of Surgery at Howard University College of Medicine from 1970 to 1995. He is also a Professorial Lecturer in Surgery at Georgetown University. He received a B.S. from Florida A&M and an M.D. from Howard University. Dr. Leffall is a director of Mutual of America and Chevy Chase Bank. He is Past-President of the American College of Surgeons and the American Cancer Society. Dr. Leffall is also a member of the National Urban League, the National Association for Advancement of Colored People, The Young Men's Christian Association, National Center on Addiction and Substance Abuse at Columbia University, the Charles A. Dana Foundation Awards Jury and the Cosmos Club. He is also a consultant for the National Cancer Institute, a diplomate for the American Board of Surgery and a fellow for the American College of Surgeons.

[Logo]
   6

[PHOTO]               PATRICIA SHONTZ LONGE, Ph.D.
                      AGE 64  FIRST ELECTED DIRECTOR: 1975

                      Economist; Senior Partner of The Longe Company (Economic consulting and investments)

                      Dr. Longe received a B.S. and an M.B.A. from the University of Detroit and a Ph.D. in economics from Wayne State University. Dr. Longe has been an economist since 1963. She served as Professor of Business Administration at the University of Michigan from 1973 to 1986 and as Adjunct Professor of Business Administration from 1986 to 1988. Dr. Longe has been a Senior Partner of The Longe Company, an economic consulting and investment firm, since 1981. She is a director of Comerica Incorporated, Comerica Bank & Trust, F.S.B., The Detroit Edison Company, Jacobson Stores, Inc., The Kroger Co. and The Immokalee Foundation, Inc.

[PHOTO]               GEORGE A. LORCH
                      AGE 56  FIRST ELECTED DIRECTOR: 1997

                      Chairman and Chief Executive Officer, Armstrong World Industries, Inc. (Flooring, building and other specialty products)

                      Mr. Lorch was elected to the Board of Directors, effective June 21, 1997. Mr. Lorch joined Armstrong World Industries, Inc. in 1963. He has served as Armstrong's Chairman of the Board since 1994 and President and Chief Executive Officer since 1993. Prior to 1993, Mr. Lorch held various marketing positions from 1963 to 1983, served as Group Vice President for Carpet Operations from 1983 to 1988 and served as Executive Vice President from 1988 to 1993. Mr. Lorch has a bachelor's degree from Virginia Polytechnic Institute and State University. Mr. Lorch is a Director of Armstrong World Industries, Dal-Tile International Inc., Household International, Inc. and RR Donnelley & Sons Company. He is a member of The Pennsylvania Business Roundtable and the Policy Committee of The Business Roundtable.

                                                                          [Logo]
                                                                             7

[PHOTO]               ALEX J. MANDL
                      AGE 54  FIRST ELECTED DIRECTOR: 1995

                      Chairman and Chief Executive Officer, Teligent, Inc. (Telecommunications)

                      Mr. Mandl joined Teligent, Inc. (formerly Associated Communications L.L.C.) in August, 1996 as Chairman and Chief Executive Officer. Previously, he held several executive positions at AT&T Corp., including Chief Financial Officer from 1991 to 1993 and Executive Vice President -- AT&T and Chief Executive Officer and President of AT&T's Communications Services Group from 1993 to 1996. Prior to joining AT&T, Mr. Mandl was Chairman of the Board and Chief Executive Officer of Sea-Land Service, Inc., which position he held from 1988 to 1991. From 1980 to 1988, Mr. Mandl held various executive positions with Seaboard Coast Line Industries. He is a director of Forstmann Little & Co., Dell Computer Corporation and General Instrument Corp. He is also director of the Walter A. Haas School of Business at the University of California at Berkeley, Willamette University, Carnegie Hall, the Museum of Television and Radio and WETA Public Television and Radio. Mr. Mandl received a B.A. in economics from Willamette University and an M.B.A. from the University of California at Berkeley.


[PHOTO]               LAWRENCE G. RAWL
                      AGE 69  FIRST ELECTED DIRECTOR: 1986

                      Retired Chairman of the Board and Chief Executive Officer of Exxon Corporation (Crude oil, natural gas and petroleum products)

                      Mr. Rawl joined Exxon Corporation in 1952 and held various positions in domestic operations and corporate headquarters activities. In 1973, he became Senior Vice President of Exxon Company, U.S.A. and in 1976, he became Executive Vice President. He was elected Executive Vice President of Esso Europe Inc. in 1978, Senior Vice President of Exxon Corporation in 1980, President in 1985 and Chairman of the Board and Chief Executive Officer in 1987, which position he held until his retirement in 1993. Mr. Rawl received a B.S. in petroleum engineering from the University of Oklahoma. He is a director of Texas Commerce Bancshares, Inc. and the Texas Medical Center.

[Logo]
   8

[PHOTO]               MICHAEL I. SOVERN
                      AGE 66  FIRST ELECTED DIRECTOR: 1993

                      President Emeritus and Chancellor Kent Professor of Law, Columbia University; President, Shubert Foundation

                      Mr. Sovern became President of the Shubert Foundation in September, 1996. He is also President Emeritus and Chancellor Kent Professor of Law of Columbia University. Mr. Sovern joined the faculty of Columbia University in 1957, became a full professor in 1960 and Chancellor Kent Professor of Law in 1977. He served as Columbia Law School's seventh Dean from 1970 to 1979 and as Executive Vice President and Provost of the University from 1979 to 1980. Mr. Sovern served as President of Columbia University from 1980 to 1993. He received his A.B. degree from Columbia College and LL.B. from Columbia University Law School. Mr. Sovern is a director of AT&T Corp., the Greater New York Insurance Group and Sequa Corporation. He is also Chairman of the Japan Society and of the American Academy in Rome, and serves on the boards of the Shubert Foundation and Organization, the Asian Cultural Council, Channel Thirteen, the Henry J. Kaiser Family Foundation and the Atlantic Philanthropic Foundation. Mr. Sovern is Trustee of Freedom Forum Newseum, Inc. and Chairman of the Advisory Committee of Freedom Forum Media Studies Center.

                                                                          [Logo]
                                                                             9

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth information, as of February 1, 1998, regarding beneficial ownership of Warner-Lambert Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group:

                                                            NUMBER OF COMMON
                                                               SHARES AND
                       NAME                             SHARE EQUIVALENTS (1),(2)
                      ------                            -------------------------
Robert N. Burt                                                      7,474
Donald C. Clark                                                    43,267
Ronald M. Cresswell                                               135,983(3)
Lodewijk J.R. de Vink                                             560,714(3)
John A. Georges                                                    26,443
Melvin R. Goodes                                                  872,640(3)
William H. Gray III                                                 9,001
William R. Howell                                                   7,503
Ernest J. Larini                                                  220,460(3)
LaSalle D. Leffall, Jr.                                            15,882
Patricia Shontz Longe                                              10,968
George A. Lorch                                                     4,654
Alex J. Mandl                                                       7,001
Lawrence G. Rawl                                                   41,384
Michael I. Sovern                                                   6,342
Anthony H. Wild                                                   107,055(3)
All executive officers and directors as a group (29)            3,897,794(3)

--------------------------------------------------------------------------------

(1) As of February 1, 1998, no individual named in the table owned more than 1%, and all executive officers and directors as a group owned approximately 1.4%, of the outstanding shares of Common Stock.

(2) Each of the above persons has (or will have upon the exercise of options exercisable within sixty days) sole voting and investment power with respect to all shares shown as beneficially owned by such person, except for an aggregate of 44,000 shares granted to the non-employee directors named above, pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, as to which each director has the power to direct the vote of the shares granted to such person. The shareholdings listed above also include shares of Common Stock equivalents held pursuant to Warner-Lambert's deferred compensation arrangements for non-employee directors, as follows: Mr. Burt 1,288, Mr. Clark 34,187, Mr. Georges 17,443, Mr. Gray 4,491, Mr. Howell 3,103, Dr. Leffall 10,921, Dr. Longe 3,968, Mr. Lorch 454, Mr. Mandl 3,001, Mr. Rawl 28,872 and Mr. Sovern 2,342. The shareholdings listed above for Dr. Cresswell, Mr. de Vink, Mr. Goodes, Mr. Larini and Dr. Wild include shares of Common Stock and Common Stock equivalents in the amounts of 209, 737, 89,654, 5,504 and 31, respectively, held pursuant to Warner-Lambert's benefit plans.

(3) Includes shares subject to options or rights granted pursuant to the Company's stock plans exercisable within sixty days of February 1, 1998, held by Dr. Cresswell, Mr. de Vink, Mr. Goodes, Mr. Larini, Dr. Wild and all executive officers and directors as a group, in the amounts of 134,960 shares, 547,715 shares, 766,100 shares, 211,310 shares, 97,260 shares and 3,488,835 shares, respectively.

    Warner-Lambert believes that stock ownership by its executive officers is important to promote an identification of the interests of Management with Warner-Lambert's stockholders. Accordingly, the Compensation Committee has established stock ownership goals for its key members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock equal to a multiple (by position level) of the salary for such individual. For purposes of this program, the amount of shares of Common Stock held by the officer includes shares held directly and indirectly, shares and share equivalents held under Warner-Lambert's benefit plans, 50% of vested, unexercised stock options and 50% of restricted stock.

[Logo]
  10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Warner-Lambert's officers and directors, and persons who own more than ten percent of a registered class of Warner-Lambert's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Warner-Lambert believes that during 1997 all
Section 16(a) filing requirements applicable to its officers and directors were complied with, except that Dr. Anthony H. Wild, an officer, inadvertently filed two late Form 4 reports covering one transaction apiece, and Mr. John A. Georges, a director, filed one late Form 4 report covering one transaction.

SECURITY OWNERSHIP OF WARNER-LAMBERT

The following table sets forth information with respect to the persons known to Warner-Lambert to own beneficially more than 5% of Warner-Lambert's Common Stock, as of December 31, 1997:


                                                          AMOUNT AND
                                                          NATURE OF
                 NAME AND ADDRESS OF                      BENEFICIAL    PERCENT
                   BENEFICIAL OWNER                       OWNERSHIP     OF CLASS
                 -------------------                      ----------    --------
The Capital Group Companies, Inc.                        14,889,180(1)      5.5%
333 South Hope Street
Los Angeles, California 90071


--------------------------------------------------------------------------------





(1) As reported on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission by The Capital Group Companies, Inc. ('CG'), Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of CG, exercised as of December 31, 1997 investment discretion with respect to 20,280 and 14,868,900 shares, respectively. CG has advised that with respect to all of such shares, its subsidiaries act as investment managers for various investors and that it disclaims beneficial interest in such shares.


COMMITTEES OF THE BOARD

Warner-Lambert has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Organization Committee, a Retirement and Savings Plan Committee (U.S.) and a Corporate Public Policy Committee of the Board of Directors.

     The members of the Executive Committee are Mr. Melvin R. Goodes (Chairman), Mr. Lodewijk J. R. de Vink, Mr. John A. Georges, Dr. Patricia Shontz Longe and Mr. Lawrence G. Rawl. This Committee, which did not meet during 1997, has the authority to exercise all of the powers of the Board of Directors, except this Committee may not approve acquisitions, capital expenditure requests or divestitures involving more than $20,000,000, amend Warner-Lambert's Certificate of Incorporation or By-Laws, declare a dividend or authorize the issuance of stock of Warner-Lambert. The Executive Committee also has the authority to review Warner-Lambert's financial policies and procedures and make recommendations to the Board of Directors with respect to dividend policy, corporate financing and related matters.

     The members of the Audit Committee are Mr. Lawrence G. Rawl (Chairman), Mr. Robert N. Burt, Mr. John A. Georges, Mr. William H. Gray III, Mr. Alex J. Mandl and Mr. Michael I. Sovern. This Committee, which met three times during 1997, is responsible generally for recommending to the Board of Directors the independent accountants to be

                                                                          [Logo]
                                                                            11
nominated to audit the financial statements of Warner-Lambert; approving the discharge and compensation of the independent accountants; meeting with Warner-Lambert's independent accountants to review the proposed scope of the annual audit of Warner-Lambert's financial statements; reviewing the findings of the independent accountants with respect to the annual audit; and supervising the implementation of Warner-Lambert's management integrity and compliance policies and reporting annually to the Board of Directors with respect to such policies.

     The members of the Compensation Committee are Mr. Donald C. Clark (Chairman), Mr. John A. Georges, Mr. William R. Howell, Mr. Alex J. Mandl and Mr. Lawrence G. Rawl. This Committee, which met four times during 1997, is responsible for the total compensation (annual cash compensation and long-term incentives) of the Chairman, the President and certain other officers of Warner-Lambert. The Committee is also responsible for administering the Warner-Lambert Incentive Compensation Plan, the Warner-Lambert Supplemental Pension Income Plan and Warner-Lambert's stock plans, and has limited authority to adopt amendments to such plans.

     The members of the Nominating and Organization Committee are Dr. LaSalle D. Leffall, Jr. (Chairman), Mr. Robert N. Burt, Mr. Donald C. Clark, Mr. William H. Gray III and Mr. George A. Lorch. This Committee, which met two times in 1997, is responsible for recommending to the Board of Directors the names of qualified persons to be nominated for election or re-election as directors of Warner-Lambert, the membership and Chairman of each Board Committee and the persons to be elected or re-elected Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Warner-Lambert. The Committee will consider suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Warner-Lambert's By-Laws. Proposals for the nomination of directors must include the biographical information required by Warner-Lambert's By-Laws, together with the written consent of the proposed nominee to so serve, if elected. This Committee is also responsible for administering the Restricted Stock Plan for Directors of Warner-Lambert Company.

     The members of the Retirement and Savings Plan Committee (U.S.) are Dr. Patricia Shontz Longe (Chairman), Mr. Donald C. Clark, Mr. John A. Georges, Mr. William R. Howell and Mr. Michael I. Sovern. This Committee, which met two times during 1997, has limited authority to adopt amendments to the domestic retirement and savings plans of Warner-Lambert and its domestic subsidiaries (collectively, the 'Plans'), including the Warner-Lambert Retirement Plan, the Warner-Lambert Savings and Stock Plan, the Warner-Lambert Excess Savings Plan and the Warner-Lambert Long Term Disability Benefits Plan, and has responsibility with respect to such Plans to monitor and report on the selection and termination of trustees and investment managers and on their individual investment activity and performance, to review the reports of the independent accountants with respect to the Plans, to approve pensions for individual employees which are separate from any benefit plan and to implement the overall asset allocation guidelines, as established by the Board of Directors.

[Logo]
  12

     The members of the Corporate Public Policy Committee are Mr. William R. Howell (Chairman), Mr. Donald C. Clark, Dr. LaSalle D. Leffall, Jr., Dr. Patricia Shontz Longe and Mr. George A. Lorch. This Committee, which met two times in 1997, is responsible for reviewing periodic reports on the contribution activities of Warner-Lambert, equal employment opportunity and related matters and public affairs programs and issues of social concern, and for making recommendations to the Board of Directors in such areas.

     The Warner-Lambert Board of Directors met six times during 1997. Each director of Warner-Lambert standing for re-election who was a director during 1997 attended at least 85% of the total meetings of the Board of Directors and the Committees of the Board on which he or she served.

DIRECTORS' COMPENSATION

All non-employee directors of Warner-Lambert receive an annual fee of $40,000 and a fee of $1,000 for attendance at each meeting of the Board or Committee of the Board of Directors, as well as for attendance at or participation in special meetings and other Board-related activities, and are reimbursed for expenses incurred in connection therewith. In addition, each director who chairs a Committee receives an annual fee of $3,000; and each member of the Executive Committee who is not an employee receives an annual fee of $4,000 in lieu of a fee for attendance at meetings of the Executive Committee (if more than four meetings are held, a regular attendance fee is payable for the additional meetings). Directors may elect to defer receipt of their fees.

     The provisions of the Company stock plans relating to deferred compensation for directors permit non-employee directors to elect to defer their directors' annual fees, meeting attendance fees and consulting fees, and such deferred amounts are credited to an account which accrues interest annually or to a Warner-Lambert Common Stock equivalent account which is credited as of the day the deferred fees would have been payable with stock credits equal to the number of shares of Common Stock that could have been purchased with the amount of such deferred fees. Directors may not make withdrawals from their deferred accounts until they are no longer members of the Board. The provisions relating to directors' deferred compensation provide that all amounts which participating directors had previously elected to defer are payable following a change in control of Warner-Lambert (as defined in such plan) in accordance with a distribution schedule elected by the director.

     In order to further align the interests of the Directors with the Company's stockholders, an amount equal to one-half of the retainer in effect on January 1 of each year, for a maximum period of ten years, is made available to non-employee directors for crediting to their Warner-Lambert Common Stock equivalent accounts.

     Pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, each non-employee director of Warner-Lambert receives a grant of 4,000 shares of Common Stock, subject to certain restrictions. The director is not entitled to delivery of the share certificate and the shares are subject to transfer restrictions for a period from the date of grant until the earliest to occur of certain specified events. If the director remains a member of the Board for the entire period during which the restrictions apply, the restrictions will lapse with respect

                                                                          [Logo]
                                                                            13
to one-tenth of the shares of Common Stock for each full year of service as a director. In the event of a change in control of Warner-Lambert (as defined in such plan), the Restricted Stock Plan provides that the directors will receive the full value of the shares previously granted by delivery of a cash payment in lieu thereof. Subject to the foregoing, the director has the rights and privileges of a stockholder as to such Common Stock, including the right to receive dividends and the right to vote the shares of Common Stock.

     Non-employee directors are also eligible to participate in Warner-Lambert's Group Life Insurance, Medical, Dental and Accidental Death and Dismemberment Plans.

SUMMARY COMPENSATION TABLE

The following table provides a summary of cash and non-cash compensation for each of the last three completed fiscal years ended December 31, 1997, 1996 and 1995 with respect to Warner-Lambert's Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG - TERM COMPENSATION
                                                                     --------------------------------
                                       ANNUAL COMPENSATION                   AWARDS           PAYOUTS
                               ------------------------------------  -----------------------  -------
          A             B        C           D             E             F            G          H               I
--------------------------------------------------------------------------------------------------------------------------
                                                                                 SECURITIES
                                                                     RESTRICTED  UNDERLYING
                                                     OTHER ANNUAL      STOCK      OPTIONS/     LTIP          ALL OTHER
  NAME AND PRINCIPAL           SALARY      BONUS     COMPENSATION(3)   AWARDS       SARS      PAYOUTS(5)    COMPENSATION(6)
       POSITION        YEAR     ($)         ($)           ($)           ($)         (#)         ($)             ($)
--------------------------------------------------------------------------------------------------------------------------

Melvin R. Goodes
Chairman of the Board    1997  $1,083,550  $1,542,835     $55,280              0     259,000            0       $7,632,931
and Chief Executive      1996     992,750   1,300,000      69,614              0     236,000            0        3,020,924
Officer                  1995     943,333     778,300           0              0     150,000     $169,994          177,846

Lodewijk J.R. de Vink(1) 1997     714,000     926,300           0              0     123,500            0          111,362
President and Chief      1996     653,333     714,100           0              0     118,000            0           79,256
Operating Officer        1995     620,917     511,000           0              0      90,000      131,359           58,865

Anthony H. Wild(2)
Vice President;          1997     413,833     545,000           0              0      61,000            0           23,005
President,               1996     379,617     410,500           0              0      47,400            0            4,196
Pharmaceutical Sector    1995     297,500     162,000           0       $783,125(4)   98,400            0                0

Ronald M. Cresswell
Vice President;          1997     409,167     410,000           0              0      58,000            0           73,254
Chairman, Parke-Davis    1996     388,667     317,300           0              0      35,000            0           53,546
Research                 1995     371,500     196,000           0              0      57,700       61,816           40,639

Ernest J. Larini
Vice President and       1997     386,400     413,700           0              0      58,500            0           61,623
Chief Financial          1996     347,000     294,700           0              0      55,800            0           45,996
Officer                  1995     323,217     251,000           0              0      40,000       46,362           35,152
--------------------------------------------------------------------------------------------------------------------------

(1) From 1994 to May, 1996 Mr. de Vink also had responsibility for Warner-Lambert's Pharmaceutical Sector.

(2) Dr. Wild joined Warner-Lambert in February, 1995 as President, Parke-Davis, North America. In May, 1996, Dr. Wild was appointed President, Pharmaceutical Sector.

(3) Includes transportation services provided to Mr. Goodes in 1997 and 1996 in amounts of $40,955 and $53,288, respectively.

[Logo]
  14

(4) Dr. Wild received a restricted stock award upon joining the Company in 1995. His aggregate restricted stockholdings as of December 31, 1997, valued at the market price at year-end, were 6,666 shares with a value of $827,834. Dividends on these restricted shares, which vest in 1998, are paid quarterly in conjunction with, and at the same rate as, dividends on the Company's Common Stock.

(5) Long-term cash performance bonuses provide for cash dollar awards contingent on the attainment of certain earnings per share performance levels during the three-year period subsequent to the grant. The amounts shown in column (h) above represent the long-term bonuses paid in 1997, 1996 and 1995, respectively, to the executive officers named in the Summary Compensation Table for each of the three-year performance periods ended prior to such years.

(6) All Other Compensation consists of the following: (i) annual Company contributions to the Savings and Stock Plan and the Excess Savings Plan for 1997, 1996 and 1995, as follows: Mr. Goodes $173,679, $111,753 and $67,226; Mr.
de Vink $29,993, $23,955 and $19,293; Dr. Wild $9,454, $697 and $0; Dr.
Cresswell $33,916, $26,264 and $20,033; and Mr. Larini $15,640, $12,613 and
$10,154; respectively; and (ii) the above-market interest on deferred annual bonuses for 1997, 1996 and 1995, as follows: Mr. Goodes $194,955, $140,546 and $110,620; Mr. de Vink $81,369, $55,301 and $39,572; Dr. Wild $13,551, $3,499 and
$0; Dr. Cresswell $39,338, $27,282 and $20,606; and Mr. Larini $45,983, $33,383
and $24,998; respectively. The annual bonus was payable for such years, but deferred at the election of the named executive officer, in accordance with the provisions of the Warner-Lambert Incentive Compensation Plan. According to the terms of such Plan, deferred bonuses accrue interest that is automatically credited to the officer's account and is not currently paid or payable.

The amounts stated for Mr. Goodes for 1997 and 1996 include payments of $7,264,297 and $2,768,625, respectively, for cash awards based on the Company's stock price performance, granted in 1987 and 1986, respectively.

CHIEF EXECUTIVE OFFICER'S AND PRESIDENT'S EMPLOYMENT AGREEMENTS

In 1985, Warner-Lambert entered into an employment agreement with Mr. Goodes. In 1991, Warner-Lambert entered into an employment agreement with Mr. de Vink. The agreement with Mr. Goodes, which was amended in 1991, terminates May 1, 2000, and the agreement with Mr. de Vink provides for an initial term of five years, which term will be automatically extended for an additional year at the end of each year of the term until Mr. de Vink's retirement. The agreements provide for minimum annual salaries which may be increased annually based upon the average salary increase of those officers of Warner-Lambert whose names appear in the Annual Report. Mr. Goodes' and Mr. de Vink's respective salaries are generally reviewed by the Compensation Committee in January of each year. Pursuant to the terms of the agreements, Mr. Goodes and Mr. de Vink are also entitled to participate in the Incentive Compensation Plan as well as the other compensation and benefit programs available to officers of Warner-Lambert at their respective levels.

                                                                          [Logo]
                                                                            15

OPTION/SAR GRANT TABLE

The following table sets forth information concerning grants of stock options and stock appreciation rights during 1997 to the Company's Chief Executive Officer and the other four most highly compensated executive officers:

                           OPTION/SAR GRANTS IN 1997

                                                 INDIVIDUAL GRANTS
                            ------------------------------------------------------------
           A                     B                C                D              E                F
----------------------------------------------------------------------------------------------------------
                             NUMBER OF        % OF TOTAL
                             SECURITIES      OPTIONS/SARs
                             UNDERLYING       GRANTED TO      EXERCISE OR                      GRANT DATE
                            OPTIONS/SARs     EMPLOYEES IN     BASE PRICE      EXPIRATION     PRESENT VALUE
          NAME             GRANTED (#)(1)        1997           ($/SH)           DATE             ($)(2)
----------------------------------------------------------------------------------------------------------

Melvin R. Goodes               259,000           5.37%         $86.1875          2/24/07       $5,363,890
Lodewijk J.R. de Vink          123,500           2.56%          86.1875          2/24/07        2,557,685
Anthony H. Wild                 61,000           1.27%          86.1875          2/24/07        1,263,310
Ronald M. Cresswell             58,000           1.20%          86.1875          2/24/07        1,201,180
Ernest J. Larini                58,500           1.21%          86.1875          2/24/07        1,211,535

(1) Stock options entitle the holder to purchase shares of Common Stock at a price which is equal to the fair market value per share for such stock on the date the stock option was granted. Payment of this price is made in cash or, with the consent of the Compensation Committee, in whole or in part, in Common Stock or other consideration. Stock options become exercisable over a four-year period (beginning one year after the date of grant) in four equal installments. No stock option may be exercised after the expiration of ten years from the date of grant. In the event of a change in control of Warner-Lambert (as defined in the stock option plans), (i) the ability to exercise stock options is accelerated, (ii) amounts payable upon exercise of stock appreciation rights will be determined by reference, among other things, to the price pursuant to which the change in control was effected, (iii) amounts payable upon the exercise of stock appreciation rights will be in the form of cash and (iv) limited stock appreciation and conversion rights are provided to the grantees of stock options.

(2) Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: the holding period is based on a five-year average of all option holders' exercises; the risk-free rate of return is the interest rate on a zero coupon bond with a maturity equivalent to the holding period; the volatility is based on weekly stock prices for the holding period; and the dividend yield is based on the dividends paid on Warner-Lambert's Common Stock for the five-year period 1993-1997. The actual value an executive officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column
(f) of the Option/SAR Grants Table will actually be realized. No gain to the executive officer is possible without an appreciation in stock value which will benefit all stockholders commensurately.

[Logo]
  16

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth individual exercises of stock options and stock appreciation rights ('SARs') during 1997 by the Company's Chief Executive Officer and the other four most highly compensated executive officers and provides information related to stock option and SAR values:

     AGGREGATED OPTION/SAR EXERCISES IN 1997 AND YEAR-END OPTION/SAR VALUES

           A                     B                C                  D                   E
-------------------------------------------------------------------------------------------------
                                                                                     VALUE OF
                                                                 NUMBER OF          UNEXERCISED
                                                                SECURITIES         IN-THE-MONEY
                                                                UNDERLYING         OPTIONS/SARs
                                                                UNEXERCISED       AT YEAR-END ($)
                                                               OPTIONS/SARS         ($124.1875
                               SHARES                         AT YEAR-END (#)       PER SHARE)
                            ACQUIRED ON         VALUE          EXERCISABLE/        EXERCISABLE/
          NAME              EXERCISE (#)     REALIZED ($)      UNEXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------

Melvin R. Goodes                8,816         $1,121,485           585,800/         $49,266,058/
                                                                   768,700           48,215,042

Lodewijk J.R. de Vink          45,000          3,185,045           503,599/          45,420,497/
                                                                   393,855           25,141,661

Anthony H. Wild                    --                 --            61,048/           4,885,724/
                                                                   145,752            8,733,187

Ronald M. Cresswell            15,215          1,348,079           114,402/           9,950,122/
                                                                   119,227            6,865,130

Ernest J. Larini               15,076          1,624,250           163,798/          13,836,014/
                                                                   197,702           12,825,165

                                                                          [Logo]
                                                                            17

RETIREMENT BENEFITS

The following table sets forth the estimated aggregate annual benefits payable in the form of a straight life annuity by Warner-Lambert upon retirement at age 65 (exclusive of retirement benefits from Social Security) after a specified number of years of service, pursuant to the Warner-Lambert Company Retirement Plan (the 'Retirement Plan') and the Warner-Lambert Supplemental Pension Income Plan (the 'Supplemental Plan'). In the event of early retirement, the following amounts will be reduced by the annual retirement credits that would otherwise have been earned to normal retirement and further reduced in accordance with the early retirement reduction factors then in effect under the Retirement Plan and, where applicable, the Supplemental Plan. The aggregate of amounts shown in columns (c) and (d) of the Summary Compensation Table approximate the amount of creditable earnings under the pension plans.

                               PENSION PLAN TABLE


                                                   YEARS OF SERVICE
------------------------------------------------------------------------------------------------------
REMUNERATION         15             20             25             30             35             40
-------------    ----------     ----------     ----------     ----------     ----------     ----------
    $ 500,000    $  209,324     $  265,804     $  266,284     $  266,764     $  271,126     $  309,482
      600,000       254,124        321,804        322,284        322,764        325,526        371,482
      800,000       343,724        433,804        434,284        434,764        435,244        495,482
    1,000,000       433,234        545,804        546,284        546,764        547,244        619,482
    1,200,000       522,924        657,804        658,284        658,764        659,244        743,482
    1,400,000       612,524        769,804        770,284        770,764        771,244        867,482
    1,600,000       702,124        881,804        882,284        882,764        883,244        991,482
    1,800,000       791,724        993,804        994,284        994,764        995,244      1,115,482
    2,000,000       881,324      1,105,804      1,106,284      1,106,764      1,107,244      1,239,482
    2,200,000       970,924      1,217,804      1,218,284      1,218,764      1,219,244      1,363,482
    2,400,000     1,060,524      1,329,804      1,330,284      1,330,764      1,331,244      1,487,482
    2,600,000     1,150,124      1,441,804      1,442,284      1,442,764      1,443,244      1,611,482
    2,800,000     1,239,724      1,553,804      1,554,284      1,554,764      1,555,244      1,735,482
    3,000,000     1,329,324      1,655,804      1,666,284      1,666,764      1,667,244      1,859,482


    The Retirement Plan is a defined benefit, career average plan which is periodically updated in order to provide pension benefits which are more reflective of current creditable earnings. The most recent such update was effective January 1, 1995. The Retirement Plan provides that annual creditable earnings are determined by an employee's January 1st base salary plus overtime and awards paid under the Warner-Lambert Incentive Compensation Plan. Compensation for purposes of the 1995 pension update was limited to average annual creditable earnings for the three consecutive years during which such compensation was highest. The Retirement Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) the benefits of participants will be afforded certain additional protection for a limited period of time and (ii) if certain actions are taken with respect to the Retirement Plan, any surplus assets then held in the trust will inure to the benefit of participants and their beneficiaries. Credited years of service under the Retirement Plan, as of December 31, 1997, for each of the executive officers named in the Summary

[Logo]
  18

Compensation Table are: Melvin R. Goodes-31.4 years; Lodewijk J. R. de Vink-9.0 years; Anthony H. Wild-2.0 years; Ronald M. Cresswell-9.0 years; and Ernest J. Larini-21.0 years.

    The Supplemental Plan was established to attract and retain employees in senior managerial positions by providing supplemental pension income in amounts reasonably related to their compensation and length of service with Warner-Lambert. Benefits under the Supplemental Plan are based upon average final compensation (the total amount of an employee's compensation for the three calendar years during which such employee's compensation was the highest of the five-year period of service ending with such employee's early or normal retirement date, divided by three). Compensation for this purpose is the sum of the employee's January 1st base salary plus allocated incentive compensation under the Warner-Lambert Incentive Compensation Plan. The benefit under the Supplemental Plan is reduced by the benefit payable under the Retirement Plan and certain other retirement benefits including Social Security. The Supplemental Plan also provides for payment to eligible employees of amounts they would have received under the Retirement Plan in the absence of certain limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent legislation, and provides for payment to eligible employees of amounts they would have received under the Retirement Plan if deferred incentive awards had been included in creditable earnings under such plan. The Supplemental Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) employees 55 years of age and older who meet certain salary level requirements and who would have become eligible to receive Supplemental Plan benefits upon retirement will receive such benefits upon retirement and (ii) post-employment consulting requirements set forth in the Supplemental Plan would no longer be applicable. Credited years of service under the Supplemental Plan, as of December 31, 1997, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-17.7 years; Lodewijk J. R. de Vink-7.8 years; Anthony H. Wild-2.8 years; Ronald M. Cresswell-9.6 years; and Ernest J. Larini-9.8 years.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS AND OTHER MATTERS

Warner-Lambert has severance policies which provide for payments of up to twenty-four months' salary depending upon several factors, including age and length of service, subject to modifications made by the Warner-Lambert Executive Severance Plan (the 'Executive Severance Plan').

     The Executive Severance Plan provides benefits in the event of a change in control of Warner-Lambert (as defined in such plan) to those employees, essentially officers, who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. A change in control is deemed to generally have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, a merger, consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's Board of Directors. The Executive Severance Plan provides for severance benefits, which are payable only if a participant leaves the employ of Warner-Lambert for any reason other than termination for just cause (as defined in such plan) within three years after a change in control, of thirty-six months' salary and bonus. The Executive Severance Plan also provides for limited rights ('Limited Rights') to participants

                                                                          [Logo]
                                                                            19
in connection with outstanding stock options under Warner-Lambert's stock option plans which do not presently have stock appreciation rights. The Limited Rights provide for a cash payment to the holder upon a change in control equal to the amount by which the fair market value of a share of Common Stock exceeds the fair market value of such a share on the date the stock option was granted, multiplied by the number of shares with respect to which the Limited Right applies. The fair market value is determined by the higher of the sale price on the New York Stock Exchange prior to the change in control or the highest price used in the transaction. In certain instances, conversion rights are provided as an alternative to Limited Rights. The Executive Severance Plan also provides special payments to participants in amounts sufficient to reimburse such participants for any federal excise tax or similar state or local tax which may be imposed with respect to payments received following a change in control. Warner-Lambert has also established an Enhanced Severance Plan, which is similar to the Executive Severance Plan, for all United States non-hourly employees who are not eligible to participate in the Executive Severance Plan.

     In addition, in the event of a change in control of Warner-Lambert (as defined), participants in the Warner-Lambert Savings and Stock Plan and the Warner-Lambert Incentive Compensation Plan are afforded certain additional protections and the benefits of participation in Warner-Lambert's Excess Savings Plan are payable immediately.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Warner-Lambert's executive compensation programs are designed to attract, retain and motivate the broad based executive talent required to achieve its business objectives and increase stockholder value. The Company's executive compensation programs are administered by the Compensation Committee of the Board of Directors (the 'Committee') which is comprised of the individuals listed below. The Committee members are outside directors of the Company with responsibility for all compensation matters for Warner-Lambert's executive officers.

GENERAL

Total compensation for Warner-Lambert's executive officers consists of a base salary, annual cash bonus and long-term incentives, which consist of stock options and restricted stock. The annual bonus and long-term incentives introduce risk to the total executive compensation package. These compensation components are variable, may fluctuate significantly from year to year and are directly tied to Company and individual performance.

     To ensure that Management's interest in the Company is aligned with those of its stockholders, a significant portion of executive compensation is delivered through the equity component. Stock options are tied to the long-term performance of Warner-Lambert and are used to provide an incentive that focuses attention on managing the Company from an owner's perspective. Restricted stock grants are used selectively to build stock ownership and to promote a long-term focus by restricting the holder's ability to sell, transfer or assign the shares until the end of the specified vesting period when the restrictions lapse. The combination of stock options and restricted stock grants provides a level of risk and upside opportunity that encourages Management performance in the achievement of the Company's

[Logo]
  20
long-term goals and objectives. To further align Management's interests with Warner-Lambert's stockholders, the Committee has established formal stock ownership goals for key members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock.


     The Committee annually reviews the competitiveness of the Company's executive compensation programs within the industries in which it competes -- Pharmaceutical, Consumer Health Care and Confectionery. The companies in this compensation comparator group include the companies that are in the industry peer group index in the Five-Year Cumulative Total Shareholder Return graph on page 25. In addition, this compensation comparator group also includes several leading consumer products companies which, in conjunction with the industry peer group, represent the broader marketplace for the Company's executive talent.


     Warner-Lambert targets a level of total compensation (base salary, annual bonus and stock awards) above the median total compensation of its comparator group for like jobs, adjusted for company size. Since stock awards represent a significant portion of the executives' total compensation, the overall compensation package provides both downside risk and upside opportunity that encourages the executives' performance in the achievement of the Company's long-term goals and objectives.

     The Committee continues to review executive compensation in light of
Section 162(m) of the Internal Revenue Code ('Section 162(m)'), which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m); however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by the Company. The Committee will re-examine this policy on an on-going basis.

EXECUTIVE OFFICERS' COMPENSATION

In determining increases to executive officer compensation, the Committee considered Company performance, including both financial and nonfinancial indicators, individual performance, the business environment in which the Company operated and competitive compensation trends.

     Base salary increases were determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at the companies comprising Warner-Lambert's compensation comparator group.

     With respect to annual cash bonuses, the maximum annual amount which may be set aside for payment of such bonuses is first derived from a formula approved by stockholders which takes into account the Company's net profit for the year and the amount of capital employed in the Company. The annual cash bonus that is actually paid to an individual executive officer is then determined by reviewing the performance of the business unit which the executive officer manages, including sales, profit and return on assets managed, and the executive officer's individual performance and position level within the Company.

                                                                          [Logo]
                                                                            21

As a result of such review of business and individual performance for the year 1997 total annual bonus awards to the Company's executive officers as a group increased by approximately 19% from the prior year. A majority of each individual award was based on Company and business unit performance, with the remainder based on individual performance.

     The Committee has established annual stock option award guidelines for each position level within the Company providing for a range of options to be granted from zero shares up to a maximum number of shares. Competitive data from the compensation comparator group and the estimated value of the Company's stock options were used to develop these guidelines, which are reviewed annually by the Committee. The actual stock option award granted to a Company executive is based upon the individual's overall job performance as well as specific contributions to Company performance for the prior year. While factors such as Company performance are considered in determining the number of stock options to be granted, the individual's current performance and contributions to Company performance are the primary determinants in these deliberations. In 1997, in accordance with the above criteria, the executive officers received stock options which are exercisable ratably over the next four years.

CEO COMPENSATION

The following is a description of the decisions with regard to Mr. Goodes' 1997 compensation.


     Effective March, 1997, Mr. Goodes received a base salary increase of approximately 9.9%, based on review of prior year job performance as well as his compensation relative to his peers at Warner-Lambert's compensation comparator companies. Mr. Goodes' employment agreement, which expires May 1, 2000, and is discussed on page 15, provides for a minimum annual salary that may be increased annually at the discretion of the Committee, based upon the average salary increase of other Company officers. The salary for Mr. Goodes reported in the Summary Compensation Table on page 14 reflects the salary actually paid to Mr. Goodes in 1997. Effective March, 1998, the Committee increased Mr. Goodes' salary by 8%, thus establishing a new minimum annual salary under the terms of his employment agreement. Mr. Goodes' salary increase does not affect the other elements of his compensation. In addition, in 1998, Mr. Goodes received an annual cash bonus of $1,542,835.


     In February, 1997, Mr. Goodes received an annual stock option grant of 259,000 shares, exercisable ratably over the four years from date of grant, with the exercise price being equal to the fair market value on the date of grant. The options are exercisable for a ten-year term. In 1998, Mr. Goodes received a stock option grant of 146,900 shares. These ten-year options were also issued at the fair market value on the date of grant and are exercisable ratably over the next four years.

     In considering Mr. Goodes' stock option grant, annual bonus and base salary increase, each effective in 1998, the Committee considered several Company financial performance measures for 1997, as well as Mr. Goodes' individual performance during the year. In

[Logo]
  22
determining Mr. Goodes' compensation, the Committee did not attach specific weights or values to the various factors considered.

     The Committee considered the Company's sales, profits, earnings per share and return on assets managed, which measures exceeded expectations. The Committee also noted that at year-end 1997, Warner-Lambert's Common Stock price had increased 65.6% over year-end 1996 and had substantially exceeded the growth of the Standard & Poor's 500 Stock Index, the Dow Jones Industrial Average and the average stock price growth of Warner-Lambert's industry peer group during the same period. In addition, Warner-Lambert's market capitalization at year-end 1997 was $33.8 billion. This is $13.5 billion and 66.2% higher than prior year. As a result of Warner-Lambert's growth, the Company earned a place among the top 100 of the world's most highly valued companies, according to a 'Business Week' ranking during 1997, based on market capitalization. The relative rank of the Company improved from 192nd in 1996 to 98th in 1997.

     The Committee also reviewed Mr. Goodes' key accomplishments in 1997. Specifically, the Committee credited Mr. Goodes with:

      the sharp increase in the share price of the Common Stock and the substantial growth in the Company's market capitalization from 1996 to 1997;

      the progress made in the pharmaceutical business through the launch of two blockbuster products -- cholesterol-lowering agent Lipitor'r', the most successful new pharmaceutical product ever introduced in the United States, and type 2 diabetes drug Rezulin'r', which exceeded the Company's goals for sales and market share;

      the strong stock market verification of the Company's 'Regeneration Project,' whereby assets were sold to provide funding for the heavy clinical spending required to bring Lipitor'r' and Rezulin'r' to market as rapidly as possible;

      the purchase of the remaining interest of the Jouveinal Group the Company did not already own to strengthen Warner-Lambert's presence in France, the world's fourth largest pharmaceutical market;

      the purchase of Hickson Pharmachem Ltd., a fine chemical manufacturing facility in Ireland;

      the naming of Warner-Lambert by a prominent drug industry periodical 'pharmaceutical company of the year';

      the launch of confectionery products Dentyne'r' Ice'tm', Certs'r' Powerful Mints with Retsyn'r' and Certs'r' Cool Mint Drops'r' Freshmint;

      the entrance into the field of nutraceutical products with the launch of Halls'r' Zinc Defense'tm' cold season dietary supplement;

      the forging of several mutually productive business and scientific partnerships; and

      the continued support of Warner-Lambert's established brands throughout the world.

                                                                          [Logo]
                                                                            23

     The Committee noted Mr. Goodes' leadership role in the Company's financial achievements during the year and the impact of his commitment to the Company's core businesses and his strategic vision in making 1997 one of the most successful years in the Company's history.

COMPENSATION COMMITTEE MEMBERS

Donald C. Clark, Chairman
John A. Georges
William R. Howell
Alex J. Mandl
Lawrence G. Rawl

[Logo]
  24

PERFORMANCE GRAPH

The graph set forth below compares the yearly percentage change in Warner-Lambert's cumulative total shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index (the 'S&P 500') and of a peer group index comprised of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and Schering-Plough Corporation.


                            WARNER LAMBERT COMPANY
                   Cumulative Total Shareholder Return for
                  Five-Year Period Ending December 31, 1997*

                              [PERFORMANCE GRAPH]


  December 31           1992      1993      1994      1995      1996     1997
Warner-Lambert         100.00    100.98    119.13    154.88    244.80   411.16
S&P 500                100.00    110.01    111.51    153.27    188.35   251.12
Peer Group             100.00     93.51    105.74    170.30    214.25   332.97

* Assumes that the value of the investment in Warner-Lambert Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.










                                                                          [Logo]
                                                                            25

BOARD OF DIRECTORS' PROPOSAL RELATING TO
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of Price Waterhouse LLP has audited the consolidated financial statements of Warner-Lambert for many years and the Audit Committee has recommended, and the Board of Directors has approved, the appointment of this firm to continue such services. Accordingly, the Board of Directors recommends that the appointment of Price Waterhouse LLP to audit the consolidated financial statements of Warner-Lambert and its subsidiaries for the year 1998 be approved.

     A representative of Price Waterhouse LLP will be present at the meeting to answer any questions by stockholders relating to its audit of the consolidated financial statements of Warner-Lambert for 1997 and other appropriate questions. The aggregate fees for worldwide audit services in connection with the 1997 audit performed by Price Waterhouse LLP for Warner-Lambert were approximately $4.2 million.

     Approval of the foregoing will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy for such proposal, unless a contrary decision is indicated on the Proxy.

BOARD OF DIRECTORS' PROPOSAL RELATING TO AMENDMENT OF RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Subject to stockholder approval, the Board of Directors has approved an amendment to the Restated Certificate of Incorporation of Warner-Lambert to increase the number of authorized shares of Common Stock from 500,000,000 shares to 1,200,000,000 shares in order to effectuate a three-for-one stock split. The par value of the Common Stock would remain at $1.00 per share. The Board of Directors recommends that such increase in the number of authorized shares of Common Stock be approved by the stockholders.

     The proposed amendment of the Restated Certificate of Incorporation will be effected by deleting the introductory paragraph of Article FOURTH of Warner-Lambert's Restated Certificate of Incorporation, as amended, and substituting a new introductory paragraph that reads in full as follows:

          'FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Two Hundred and Five Million (1,205,000,000) shares consisting of One Billion Two Hundred Million (1,200,000,000) shares of Common Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Common Stock') and Five Million (5,000,000) shares of Preferred Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Preferred Stock').'

     The Board of Directors has also authorized a three-for-one stock split of Warner-Lambert's Common Stock, conditional upon the approval by the stockholders of the proposed amendment of the Restated Certificate of Incorporation. The Board believes that the stock split will broaden the potential market for the Common Stock and result in a wider distribution of shares, which the Board believes to be in the best interests of Warner-Lambert and its stockholders.

[Logo]
  26

     If the stockholders approve the proposed amendment, the Company intends to use the latest technology, the Direct Registration System, to issue additional shares. Through 'book-entry' form, each stockholder's account will be credited with two additional shares of Common Stock, par value $1.00 per share, for each share registered in such person's name on May 8, 1998, the record date established by the Board of Directors for the stock split. It is anticipated, that, through this 'book-entry' approach, the additional shares will be registered on the books of the Company maintained by its transfer agent on or about May 22, 1998. Stockholders will not receive additional stock certificates unless they request them. Presently issued certificates will continue to represent the same number of shares, par value $1.00 per share. Presently issued certificates will not be exchanged for new certificates and should not be returned to the Company or to its transfer agent.


     Based on the number of shares of Common Stock currently issued (including shares held in treasury) and shares currently reserved for issuance under Warner-Lambert's benefit plans, and after giving effect to the proposed stock split, there would be approximately 962 million shares of Common Stock issued (including those held in treasury) and approximately 201 million shares reserved for issuance under Warner-Lambert's benefit plans. The shares reserved under benefit plans are primarily attributable to the 1996 Stock Plan, under which stock awards may be granted until April 23, 2007. In addition, pursuant to the Company's Amended and Restated Rights Agreement, dated as of March 25, 1997, preferred share purchase rights have been reserved for possible issuance under the Agreement in an amount equal to the number of shares of Common Stock outstanding or reserved for issuance. In certain circumstances, shares of Common Stock could become issuable upon exercise of such rights in an amount not determinate until such time as the rights become exercisable.



     The stock split will have the effect of tripling the number of shares of Common Stock issuable upon exercise of options and alternate rights that have been granted under Warner-Lambert's stock plans and the limit on the number of shares that may be issued to any individual in any year and of dividing the option price per share with respect to such options and alternate rights by three. In addition, the number of shares of restricted stock granted to Company employees and Directors and the Common Stock equivalents held by Directors under Warner-Lambert's deferred compensation arrangements will be tripled.


     Under the proposed amendment, the number of unreserved shares of Common Stock available for issuance would be approximately 37 million shares.

     The increase in the number of authorized shares of Common Stock is believed by the Board of Directors to be desirable in order to assure that there will be additional authorized shares available for possible acquisitions, employee benefit plans, dividends, stock splits and other general corporate purposes. Warner-Lambert does not have any immediate plans, arrangements, commitments or understanding with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. No further action or authorization by Warner-Lambert's stockholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which Warner-Lambert's securities may then be listed. The holders of any of the additional shares of Common Stock issued in the future would generally have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include

                                                                          [Logo]
                                                                            27
preemptive rights with respect to the future issuance of any such additional shares. In addition, the increase in authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect by, for example, allowing issuance of shares that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other similar transaction. However, this proposal is not being made in response to any effort of which the Company is aware to accumulate the Common Stock or obtain control of the Company.

     Warner-Lambert has been advised by tax counsel that the proposed stock split would result in no gain or loss or realization of taxable income to holders of Common Stock under existing Federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-third of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split includes the holding period for the original share of Common Stock.

     If a stockholder elects to sell or purchase shares of Warner-Lambert's Common Stock following approval of the proposed amendment of the Restated Certificate of Incorporation and the effectuation of the stock split, stock transfer taxes (if applicable) may be higher in a transaction involving an equivalent aggregate market value because of the greater number of shares, and the brokerage commission may also be higher. Stockholders may wish to determine from their brokers the commission applicable for the additional number of shares.

     The Board of Directors recommends that the stockholders vote for approval of the proposed amendment of Warner-Lambert's Restated Certificate of Incorporation as described above.

     Approval of such amendment will require the affirmative vote of a majority of the outstanding Common Stock. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy for such proposal unless a contrary decision is indicated on the Proxy.

RESOLUTION PROPOSED BY STOCKHOLDER --
OPPOSED BY THE BOARD OF DIRECTORS

Warner-Lambert has been informed by Mr. Thomas Strobhar, 2121 Upper Bellbrook Road, Xenia, Ohio 45385, holder of 25 shares of Common Stock, that he will introduce at the meeting the resolution and statement in support set forth below.

Whereas, the company makes two oral contraceptive products, Loestrin'r' and Estrostep'r';

Whereas Pro Vita Advisors and St. Antoninus Institute are urging a boycott of our products.

Whereas Catholics constitute approximately 25% of the population of this country and are a significant presence in other market areas.

RESOLVED that shareholders ask management to take steps to accomplish a separation of the Corporation's contraceptive business from all its non-contraceptive business by January 1, 1999.

[Logo]
  28

                              SUPPORTING STATEMENT

The proponent of this resolution did not think it advisable to challenge the Company's involvement in contraceptive production because it represents less than 5% of its annual revenues. A spin-off may make us more attractive to a broader spectrum of consumers and investors.

If you agree that Warner Lambert should free itself of any involvement in the manufacture of contraceptives in the United States of America or anywhere in the world, please vote 'yes' (For) for this resolution.

THE BOARD OF DIRECTORS DOES NOT SUPPORT THIS PROPOSAL AND
RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE RESOLUTION.

Warner-Lambert manufactures two oral contraceptive products -- Estrostep'r' and Loestrin'r' -- that are indicated for the prevention of pregnancy in women who elect to use these products as a method of contraception. Oral contraceptives have been on the market for over thirty years, are currently sold by a number of large pharmaceutical companies and have been accepted by the U.S. Food and Drug Administration as safe and effective when used in accordance with labeling. Warner-Lambert is a worldwide company devoted to discovering, developing, manufacturing and marketing quality pharmaceutical, consumer healthcare and confectionery products. Our oral contraceptive products are an integral part of our women's healthcare group. As a result, we believe that our oral contraceptive business is important to our pharmaceutical business.

     For these reasons, the Board of Directors recommends a vote AGAINST the foregoing proposal. Approval of the proposal will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy against the proposal, unless a contrary direction is indicated.

STOCKHOLDER PROPOSALS

    From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. In order to be considered, such proposals must be submitted on a timely basis. Proposals for the 1999 annual stockholders' meeting must be received at Warner-Lambert's principal executive offices no later than November 6, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of Warner-Lambert.

OTHER INFORMATION

The cost of the solicitation of Proxies by the Board of Directors, other than from participants in the Company's Savings and Stock Plan, will be borne by Warner-Lambert. The cost of solicitation of Proxies from participants in the Savings and Stock Plan will be borne by such Plan. Solicitation of proxies will be made by mail, and, in addition, may be made by officers and employees of Warner-Lambert, personally or by telephone or telegram. Forms of Proxies and proxy materials may also be distributed, through brokers, custodians and other like parties to the beneficial owners of Common Stock of Warner-Lambert. Warner-Lambert has also retained Kissel-Blake Inc. to aid in solicitation of Proxies at an anticipated cost not in excess of $14,500.

                                                                          [Logo]
                                                                            29

[LOGO]

WARNER-LAMBERT COMPANY
MORRIS PLAINS, NEW JERSEY 07950
(973) 540-2000



['RECYCLED' LOGO] Printed on Recycled Paper

                                      APPENDIX 1
                                        PROXY
                                WARNER-LAMBERT COMPANY

      PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:30 O'CLOCK, EASTERN DAYLIGHT
                    SAVING TIME, TUESDAY MORNING, APRIL 28, 1998.
        THE PARSIPPANY HILTON HOTEL, ONE HILTON COURT, PARSIPPANY, NEW JERSEY

        Melvin R. Goodes, Lodewijk J. R. de Vink and Ernest J. Larini and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Annual Meeting of Stockholders of Warner-Lambert Company on April 28, 1998, and any adjournment or adjournments thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

--------------------------------------------------------------------------------
       Nominees for election to the Board of Directors:                                   Change of Address
       R. N. Burt, D. C. Clark, L.J.R. de Vink, J. A. Georges, M. R. Goodes,       ------------------------------------------
       W. H. Gray III, W. R. Howell, L. D. Leffall, Jr., P. S. Longe, G.A. Lorch,  ------------------------------------------
       A. J. Mandl, L. G. Rawl and M. I. Sovern                                    ------------------------------------------
--------------------------------------------------------------------------------   ------------------------------------------
                                                                                   (If you have written in the above space,
                                                                                   please mark the corresponding box on the
                                                                                   reverse side of this card)
                                                                                                                  -----------
                                                                                                                  SEE REVERSE
                                                                                                                      SIDE
                                                                                                                  -----------

                              FOLD AND DETACH HERE

              PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT
              PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS
              REQUIRED IF MAILED IN THE UNITED STATES.

[X]   Please mark your                                                      0110
      votes as in this example.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the election of Directors, FOR proposal (2), FOR proposal (3), and AGAINST proposal (4).

------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS (2) AND (3), AND AGAINST PROPOSAL (4).
------------------------------------------------------------------------

1.Election of     FOR     WITHHELD   2.Price Waterhouse   FOR    AGAINST   ABSTAIN   4.Stockholder proposal   FOR  AGAINST  ABSTAIN
  Directors       [ ]       [ ]        LLP as independent  [ ]     [ ]       [ ]       relating to the        [ ]    [ ]      [ ]
  (see reverse)                        accountants                                     Company's oral
                                                                                       contraceptive business
For, except vote withheld from       3.Amendment of        [ ]     [ ]        [ ]
the following nominee(s):              Certificate of
                                       Incorporation to
------------------------------         Increase Authorized
                                       Common Stock



                                                                                             PLEASE SEND AN ADMITTANCE CARD    [ ]
                                                                                             CHANGE OF ADDRESS ON REVERSE SIDE [ ]

SIGNATURE(S)____________________________________________________ DATE__________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                                  FOLD AND DETACH HERE

If you plan to attend the meeting, please check the box above and an admittance card will be mailed to you.



                    STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as ........................... 'tm'
The registered trademark symbol shall be expressed as ................  'r'